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                                                                      EXHIBIT 12

                          SAFEWAY INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

                                                                                         FISCAL YEAR
                                                          ----------------------------------------------------------------------
                                                            2000          1999            1998            1997            1996
                                                          ---------    ---------       ---------       ---------       ---------
Income before income taxes and extraordinary loss         $ 1,866.5    $ 1,674.0       $ 1,396.9       $ 1,076.3       $   767.6
Add interest expense                                          457.2        362.2           235.0           241.2           178.5
Add interest on rental expense(a)                             218.7        183.0           108.2            88.5            90.0
Less equity in earnings of unconsolidated affiliates          (31.2)       (34.5)          (28.5)          (34.9)          (50.0)
Add minority interest in subsidiary                             1.1          5.9             5.1             4.4             3.4
                                                          ---------    ---------       ---------       ---------       ---------
    Earnings                                              $ 2,512.3    $ 2,190.6       $ 1,716.7       $ 1,375.5       $   989.5
                                                          =========    =========       =========       =========       =========
Interest expense                                          $   457.2    $   362.2       $   235.0       $   241.2       $   178.5
Add capitalized interest                                       17.0          9.3             8.5             5.7             4.4
Add interest on rental expense(a)                             218.7        183.2           108.2            88.5            90.0
                                                          ---------    ---------       ---------       ---------       ---------
    Fixed charges                                         $   692.9    $   554.5       $   351.7       $   335.4       $   272.9
                                                          =========    =========       =========       =========       =========
    Ratio of earnings to fixed charges                         3.63         3.95            4.88            4.10            3.63
                                                          =========    =========       =========       =========       =========

(a) Based on a 10% discount factor on the estimated present value of future operating lease payments.